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                                                           EXHIBIT 23.3

Consent of Richards, Layton & Finger PA


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                                                           EXHIBIT 23.3

                              CONSENT OF COUNSEL

  We hereby consent to the reference to us in the Prospectus constituting part of this Post-Effective Amendment No. 5 to the Registration Statement on Forms S-1 (333-83011, 333-83015 and 333-83017) under the caption "Legal Matters." In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       /s/ Richards, Layton & Finger PA
                                       --------------------------------
                                       Richards, Layton & Finger PA


Wilmington, Delaware
March 14, 2003